EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         In connection with the Annual Report of Gift Liquidators, inc. (the "Registrant") on Form 10-KSB for the year ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Annual Report"), I, David Mladen, President, Chief Executive Officer and Director of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.



By: /s/ David Mladen
    ------------------------------------------------
        David Mladen
        President, Chief Executive Officer
        and Director (Principal Executive, Financial
        and Accounting Officer)
        Dated this 8th day of June, 2006